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THIS AGREEMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED ON PAGE 1 AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST ("Assignment") is made and entered into by and among Agricultural Innovation & Trade, Inc., a California Corporation, with its principal place of business at 3241 Somis Road, Somis, California 93066, ("Assignor") and Twin Garden Sales, Inc., an Illinois Corporation, with its principal place of business at 23017 Route 173, Harvard, IL 60033, ("Assignee").


                                    RECITALS

         a. Assignor is a Member of NewCornCo, LLC, a Delaware Limited Liability Company ("Company") and owns the Participation Percentage in a [ ] interest ("Participation Percentage") of the Company.

         b. The Company has entered into an agreement wherein the Company will purchase certain assets from Assignee. As payment for those assets, Assignor has agreed to assign to Assignee an [ ] in the Company.

         c. Assignor desires to sell, transfer and convey to Assignee certain Participation Percentage rights in the Company.

         d. Assignee desires to purchase and acquire the Participation Percentage rights from Assignor.

         NOW, THEREFORE, this Assignment is made in consideration of the premises, warranties, and mutual covenants set forth herein; and each of the parties to this Assignment agrees as follows:

         1. ASSIGNMENT OF MEMBERSHIP INTEREST. For value received, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby sells, transfers, conveys, and assigns to the Assignee:

                  a. An [ ] Participation Percentage in the Company, together with that proportionate share of Assignor's capital account that the assigned Participation Percentage bears to all of the Participation Percentage owned by Assignor before this Assignment.

                  b. A proportionate share of Assignor's rights to receive proceeds or benefit of any indemnity, warranty, or other payments with respect to the Company's operating agreement.

                  c. A proportionate share of Assignor's rights to perform under the Company's


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operating agreement, to compel the performance of others, and otherwise exercise all remedies of a Member.

         2. EFFECT OF ASSIGNMENT. From and after the effective date hereof the portion of the profits or losses attributable to the Participation Percentage and the portions of all other items of income, gain, loss, deduction, or credit allocable to the Participation Percentage on or after such date shall be credited or charged, as the case may be, to the Assignee and not to the Assignor.

                  a. The Assignee shall be entitled to all distributions or payments in respect to the Participation Percentage made on or after the effective date hereof, regardless of the source of those distributions or payments or when the same was earned or received by the Company.

                  b. Nothing in this Assignment will affect the allocation to the Assignor of profits, losses and other items of income, gain, loss, deduction, or credit allocable to its Participation Percentage and attributable to any period before the effective date of this Assignment or any distribution or payments made to the Assignor in respect of Assignor's Participation Percentage before that date.

         3. ACCEPTANCE. The Assignee hereby accepts from the Assignor the Participation Percentage and agrees to be bound by all of the terms of the Company's operating agreement.

         4. REPRESENTATIONS OF ASSIGNOR. The Assignor represents to the Assignee that:

                  a. This Assignment constitutes legal valid binding obligation of Assignor, enforceable against the Assignor in accordance with its terms and has been duly executed and delivered by Assignor;

                  b. The Assignor is the sole owner of the Participation Percentage being transferred to the Assignee; and

                  c. The Assignor has good title to the Participation Percentage, free and clear of any liens, claims, encumbrances, security interests, or options.

                  d. The execution, delivery and consummation of the Assignment will not directly or indirectly contravene, conflict with, or result in a violation of any provision of the Organizational Agreement, Operating Agreement, or any other resolution or agreement of the Company.

                  e. Contemporaneously herewith, Assignor shall cause NewCornCo, LLC to execute representations and warranties in form set forth in the exhibit attached hereto.

         5. FUTURE COOPERATION. The Assignor and the Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to

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execute such further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or gibing notice of the transaction evidenced by this Assignment.

         6. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         7. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         8. COUNTERPARTS. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

         9. GOVERNING LAW. This Assignment will be interpreted and governed by the laws of the State of Delaware.

        10. GENDER. All pronouns used herein shall include the neuter, masculine, or feminine. Each term appearing in this Assignment with initial capitalization and not defined herein shall have the meaning ascribed to it in the Membership Agreement.

        11. TIME. Time is of the essence of this Assignment.

                  IN WITNESS WHEREOF, the parties hereto have subscribed to this Assignment on 12/6/97.









                                          Assignor:

                                          Agricultural Innovation & Trade,
                                          Inc., a California Corporation

                                 By:      /s/ Jim Roberts

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                                         James Roberts, Vice-President


                                         ASSIGNEE:

                                         Twin Garden Sales, Inc., an Illinois
                                         Corporation

                                By:      /s/ Mark Hayes
                                         Mark Hayes


Consent:

         The undersigned, being all of the Members of the Company, hereby consent to this Assignment and waive their right of first refusal under the Operating Agreement.

Dated:        12/6/97           EPL Technologies, Inc.,
                                a Colorado Corporation

                                By:      /s/ Paul L. Devine
                                         Paul L. Devine, President

Dated:        12/6/97           Agricultural Innovation & Trade, Inc.,
                                a California Corporation, Member

                                By:      /s/ James Roberts
                                         James Roberts, Vice-President

Dated:        12/6/97           Twin Garden Sales, Inc.,
                                An Illinois Corporation

                                By:      /s/ Mark Hayes
                                         Mark Hayes, President

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